UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2019

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

300 W. Clarendon Avenue, Suite 230

Phoenix, AZ 85013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866-370-3835)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRNX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 12, 2019, Taronis Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with institutional investors (“Investors”) pursuant to which the Company agreed to issue and sell to each Investor, and each Investor severally, but not jointly, agreed to purchase from the Company an aggregate of 2,000 shares of Series H-1 Preferred Stock (“Preferred Shares”), and 2,000,000 Common Stock Purchase Warrants (“Warrants”) with an aggregated stated value of $2,000,000 at a price of $850 per share (collectively, the “Transaction Securities”) for net proceeds of $1,700,000 to the Company (the “Offering”). The Preferred Shares are not convertible into shares of Common Stock. The Warrants will be exercisable at a price of $1.00 per share for an aggregate of 2,000,000 shares of Common Stock. The closing of the Offering is contemplated to occur on December 13, 2019.

The above description of the SPA does not purport to be complete and is qualified in its entirety by the full text of such SPA, the form of which is incorporated herein and attached hereto as Exhibit 10.1.

Series H-1 Preferred Stock

The Company shall designate a new class of preferred stock as “Series H-1 Preferred Stock” in the aggregate amount of 2,000 shares with each Preferred Share having a stated value of $1,000. At the Closing of the Offering, the Company will issue an aggregate of 2,000 Preferred Shares. The “Maturity Date” for the Preferred Shares shall be the earlier to occur of (i) the date that the Company obtains the approval of its stockholders to issue all shares of Common Stock issuable (A) pursuant to the terms of the Certificate of Designations, Preferences and Rights (the “Series H CoD”) of the Company’s Series H Preferred Stock, par value $0.001 per share (the “Series H Preferred Shares”) and (B) upon exercise of the warrants to purchase Common Stock to be issued in connection with the Series H Preferred Shares , in each case, without giving effect to any limitation on the issuance of shares of Common Stock pursuant to the terms of the Series H CoD or upon exercise of such warrants to purchase Common Stock set forth therein, in accordance with the rules and regulations of the Principal Market and (ii) January 31, 2020, as may be extended pursuant to the terms of the Certificate of Designations, Preferences and Rights of the Preferred Shares.

If any Series H-1 Preferred Shares remain outstanding on the Maturity Date, the Company shall redeem such Series H-1 Preferred Shares in cash in an amount equal to the Redemption Amount for each such Series H-1 Preferred Share.

The Company also has the right to redeem all, but not less than all, of the Series H-1 Preferred Stock, in cash, at any time.

The holders of Preferred Shares shall be entitled to receive dividends, when and as declared by the Board, from time to time, in its sole discretion. From and after the occurrence of a Triggering Event (as defined in the certificate of designation for the Preferred Shares) until such time as all Triggering Events then outstanding are cured, the holders shall be entitled to receive Dividends at a rate of eighteen percent (18.0%) per annum, which dividends shall be computed on the basis of a 360-day year and twelve 30-day months and shall compound each calendar month.

Upon the occurrence of a Triggering Event, the holder may require the Company to redeem all or any of the Preferred Shares. Each Series H-1 Preferred Share subject to redemption by the Company shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to 118% of the Redemption Amount being redeemed.

The above description of the “Series H-1 Preferred Stock” does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designations, Preferences and Rights of such Series H-1 Preferred Stock, the form of which is incorporated herein and attached hereto as Exhibit 4.1.

Warrants

Additionally, pursuant to the terms of the SPA, the Company granted the Investors Warrants to purchase up to 2,000,000 shares of Common Stock. The Warrants will be exercisable, in whole or in part, which at any time or times on or after the six (6) month anniversary of the Issuance Date (the “the Initial Exercisability Date”), at an exercise price of $1.00 per share (the “Exercise Price”). The Warrants will be exercisable for 60 months following the Initial Exercisability Date.

If on or after the Initial Exercisability Date, a registration statement under the 1933 Act registering the issuance of the Unavailable Warrant Shares is not available for the issuance of such Unavailable Warrant Shares, the Investors may exercise the Warrants by means of a “cashless exercise”. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company; provided, however, that any increase of the Beneficial Ownership Limitation will only take effect upon 61 days’ prior notice to the Company, but not to any percentage in excess of 9.99%.

The Exercise Price and number of Warrant Shares issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends, forward or reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

Total gross proceeds to the Company, assuming full exercise of the Warrants by payment of the exercise price in cash will be $2,000,000.

The above description of the Warrants does not purport to be complete and is qualified in its entirety by the full text of the “form of” Warrant which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the SPA, prior to the Closing Date of the transaction described in Item 1.01 of this Current Report on Form 8-K, the Company shall file a Certificate of Designation of Series H-1 Preferred Stock (the “Certificate of Designation”) with the Secretary of State for the State of Delaware. The Certificate of Designation shall designate a new class of preferred stock as “Series H-1 Preferred Stock” in the aggregate amount of 2,000 shares. The Series H-1 Preferred Stock will have a stated value of $1,000 per share of Series H-1 Preferred Stock and is not convertible into shares of Common Stock. The summary of the rights, powers, and preferences of the Series H-1 Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

A copy of the Certificate of Designation is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Certificate of Designation for Series H-1 Preferred Stock
5.1	Opinion of Legal Counsel
10.1	Form of Securities Purchase Agreement dated December 12, 2019
10.2	Form of Warrant
23.1	Consent of Legal Counsel (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2019

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer